EXHIBIT 16.1

March 14, 2025

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Equator Beverage Company (MOJO)

Commission File Number 000-55269

Dear Sirs:

We have received a copy of, and agree with, the statements being made by Equator Beverage Company in Item 4.02 of its Form 8-K dated March 14, 2025, and captioned "Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,